Exhibit 99.1

FOR IMMEDIATE RELEASE:

Mastech Holdings, Inc. Sells Brokerage Operations Staffing Unit

PITTSBURGH, PA – January 12, 2010 – Mastech Holdings, Inc., (NYSE Amex: MHH – News), a national provider of Information Technology Staffing services, announced today the sale of its brokerage operations staffing subsidiary, Global Financial Services of Nevada (“GFS”).

The sale was a stock for contingent cash transaction, and was completed on January 11, 2010. The purchaser was William Gorman, former vice president of the brokerage operations unit. Commenting on the transaction, Thomas Moran, Chief Executive Officer of Mastech stated, “the divestiture of GFS will have a minimal impact on the Company’s overall profitability in 2010 and will allow management to better focus on the Company’s core IT staffing operations.”

About Mastech Holdings, Inc.:

Leveraging the power of 20 years of IT experience, Mastech (NYSE Amex: MHH) provides Information Technology Staffing services in the disciplines which drive today’s business operations. More information about Mastech can be found at Mastech’s website: www.mastech.com.

# # #

For more information, contact:

Donna Mascia

Manager, Investor Relations

Mastech Holdings, Inc.

888.330.5497